UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)
July 10, 2006
THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-110616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4171 Essen Lane, Baton Rouge, Louisiana 70809
(Address of principal executive offices and zip code)
(225) 932-2500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Disclosure of Results of Operations and Financial Condition.
On July 10, 2006, The Shaw Group Inc. (“Registrant” or the “Company”) issued a press release announcing its financial results for its third quarter fiscal 2006 ended May 31, 2006. A copy of this press release is attached hereto as Exhibit 99.1.
The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
The Company also reported in its July 10, 2006 press release, that it intends to amend and restate its Form 10-Q for the 2nd Quarter ended February 28, 2006 (the “Second Quarter 10-Q”), (1) to correct an overstatement of revenue recognized on a contract accounted for under the percentage-of-completion method caused by a clerical error in the computation in the financial statements included in the Company’s Second Quarter 10-Q; and (2) to correct a misapplication of GAAP related to consolidation accounting guidance under FIN 46 in the financial statements included in the Second Quarter 10-Q. Management has determined that the errors leading to the restatement are the result of a material weakness in the Company’s internal controls over financial reporting. Management of the Company, under the supervision and with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, also evaluated the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of the end of the most recent fiscal quarter. Based on that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective at the reasonable assurance level as of February 28, 2006, and as of May 31, 2006.
In light of the foregoing, on July 9, 2006, after consultation with the Company’s Board of Directors and the Company’s independent auditors, the Company determined that the financial statements included in its Second Quarter 10-Q should no longer be relied upon. A brief description of the facts underlying this conclusion are as follows.
During the third quarter, the Company discovered that the recognition of revenue on one contract accounted for under the percentage-of-completion method was overstated due to a clerical error in the computation. The error occurred because a key control, the review of the calculation, that would have detected the overstatement did not operate correctly. In addition, the Company misapplied GAAP related to consolidation accounting under FIN 46 for a minority interest in one variable interest entity for which the Company is the primary beneficiary. The appropriate accounting personnel did not identify the misapplication of the accounting guidance in FIN 46, which led to a misallocation of minority interest losses on the income statement resulting in our overstatement of net income. The Company’s condensed consolidated financial statements for the three-month and six-month periods ended February 28, 2006 will be restated to correct these two errors described above.
The Company intends to file the amended quarterly report for the quarter ended February 28, 2006, today. A summary of the significant effects of the errors and of the restatement of the Company’s financial statements for the 2nd quarter ended February 28, 2006 are as follows. The effect of the errors was that net income for the second quarter was overstated by $3.5 million or $0.04 per diluted share. Net income for the second quarter will be restated to $21.8 million or $0.27 per diluted share from the previously reported $25.3 million, or $0.31 per diluted share, a reduction in net income of 14%.
There have been no changes in the Company’s internal control over financial reporting during the third quarter of the fiscal year ending August 31, 2006, that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting. However, management and the Audit Committee are currently evaluating the remediation steps necessary to address the two material weaknesses discussed above. Subsequent to May 31, 2006, the Company has initiated an assessment of its internal controls to determine the recommendations to be presented to the Company’s Chief Executive Officer, Chief Financial Officer and the Audit Committee in order to remediate these two material weaknesses.
The Company’s authorized officers discussed the matters disclosed in this Item 4.02(a) with the Company’s independent auditors prior to the filing of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release issued July 10, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC. (Registrant)
Date: July10, 2006	By:	/s/ Robert L. Belk
Robert L. Belk, Executive Vice President
and Chief Financial Officer

THE SHAW GROUP INC.
EXHIBIT INDEX
Form 8-K
July 10, 2006

Exhibit Number	Description	Page No.
99.1	Press Release Issued July 10, 2006